Exhibit 10.18

INDEPENDENT CONSULTING AGREEMENT

This Independent Consulting Agreement (“Agreement”), effective as of the 1st day of November, 2008 (“Effective Date”) is entered into by and between Capital Growth Systems, Inc., a Florida corporation (herein referred to as the “Company”), and Salzwedel Financial Communications, Inc., an Oregon corporation (herein referred to as the “Consultant”).

RECITALS:

WHEREAS, the Company is a publicly-held corporation with its common stock traded on the OTCBB;

WHEREAS, Company desires to engage the services of Consultant to represent the Company in investors' communications and public relations with existing shareholders, brokers, dealers and other investment professionals as to the Company's current and proposed activities, and to consult with management concerning such Company activities;

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. Term of Consultancy. Company hereby agrees to retain the Consultant to act in a consulting capacity to the Company, and the Consultant hereby agrees to provide services to the Company commencing immediately and ending on October 30th, 2009 unless otherwise terminated earlier as provided herein.

2. Duties of Consultant. The Consultant agrees that it will generally provide the following specified consulting services through its officers and employees during the term specified in Section 1, above.

(a) Consult with and assist the Company in developing and implementing appropriate plans and means for presenting the Company and its business plans, strategy and personnel to the financial community, establishing an image for the Company in the financial community, and creating the foundation for subsequent financial public relations efforts;

(b) Introduce the Company to the financial community, including, but not limited to, retail brokers, buy side and sell side institutional managers, portfolio managers, analysts and financial public relations professionals;

(c) With the cooperation of the Company, maintain an awareness during the term of this Agreement of the Company's plans, strategy and personnel, as they may evolve during such period, and consult and assist the Company in communicating appropriate information regarding such plans, strategy and personnel to the financial community;

(d) Assist and consult the Company with respect to its (i) relations with stockholders, (ii) relations with brokers, dealers, analysts and other investment professionals, and (iii) financial public relations generally;

(e) Perform the functions generally assigned to stockholder relations and public relations departments in major corporations, including responding to telephone and written inquiries (which may be referred to the Consultant by the Company); reviewing press releases before they are released by the Company as well as reports and other communications with or to shareholders, the investment community and the general public; consulting with respect to the timing, form, distribution and other matters related to such releases, reports and communications; and, at the Company’s request and subject to the Company’s securing its own rights to the use of its names, marks and logos, consulting with respect to corporate symbols, logos, names, the presentation of such symbols, logos and names, and other matters relating to corporate image;

(f) Upon and with the Company's direction and written approval, disseminate information regarding the Company to shareholders, brokers, dealers, other investment community professionals and the general investing public;

(g) Upon and with the Company's direction, conduct meetings, in person or by telephone, with brokers, dealers, analysts and other investment professionals to communicate with them regarding the Company's plans, goals and activities, and assist the Company in preparing for press conferences and other forums involving the media, investment professionals and the general investment public;

(h) At the Company's request, review business plans, strategies, mission statements budgets, proposed transactions and other plans for the purpose of advising the Company of the public relations implications thereof; and

(i) Otherwise perform as the Company's consultant for public relations and relations with financial professionals.

3. Allocation of Time and Energies. The Consultant hereby promises to perform and discharge faithfully the responsibilities which may be assigned to the Consultant from time to time by the officers and duly authorized representatives of the Company in connection with the conduct of its financial and public relations and communications activities, so long as such activities are in compliance with applicable securities laws and regulations. Consultant and staff shall diligently and thoroughly provide the consulting services required hereunder. Although no specific hours-per-day requirement will be required, Consultant and the Company agree that Consultant will perform the duties set forth herein above in a diligent and professional manner. The parties acknowledge and agree that a disproportionately large amount of the effort to be expended and the costs to be incurred by the Consultant and the benefits to be received by the Company are expected to occur within or shortly after the first two months of the effectiveness of this Agreement. It is explicitly understood that neither the price of the Company’s common stock, nor the trading volume of the Company’s common stock hereunder measure Consultant’s performance of its duties. It is also understood that the Company is entering into this Agreement with Consultant, a corporation and not any individual member or employee thereof, and, as such, Consultant will not be deemed to have breached this Agreement if any member, officer or director of the Consultant leaves the firm or dies or becomes physically unable to perform any meaningful activities during the term of the Agreement, provided the Consultant otherwise performs its obligations under this Agreement.

4. Remuneration.

4.1 (a) For undertaking this engagement, for previous services rendered, and for other good and valuable consideration, the Company agrees to issue, or have issued, to the Consultant a “Commencement Bonus” of:

(i) two million (2,000,000) shares of the Company’s Common Stock (“Common Stock” and such shares, collectively, the “Shares”); and

(ii) a 5-year warrant to purchase fifteen million (15,000,000)shares of Common Stock at $0.24 per share, in the form attached as Exhibit A.

This Commencement Bonus shall be fully paid and non-assessable and stock certificates representing the Commencement Bonus shall be issued and delivered to Consultant as promptly as the Company increases its authorized common stock to permit the issuance of the Shares after giving effect to reserved shares underlying existing options, warrants and conversion rights (which in all events shall be within 180 days following the date first set forth above), it being understood and agreed that as of the date of this Agreement the Company has an obligation to reserve from its authorized but unissued common stock all remaining outstanding shares to meet its obligations to its secured lenders and others for whom options, warrants or convertible debt is outstanding. Additionally the Company agrees to pay Consultant the sum of $8000.00 cash per month due and payable on the 1st of each month of this Agreement. The issuance of the Shares and Warrant is further contingent upon the approval of the holders of subordinated debentures issued by the Company in March, 2008. Should such approval not be obtained by November 30, 2008, Consultant shall have no obligation to perform the Services called for hereunder.

(b) Consultant agrees that the Company may, in its sole discretion, cause one or more shareholders of the Company to deliver any of or all of the Shares to be issued and delivered to Consultant hereunder.

4.2 The Company understands and agrees that Consultant has foregone significant opportunities to accept this engagement and that the Company derives substantial benefit from the execution of this Agreement and the ability to announce its relationship with Consultant. The Commencement Bonus, therefore, constitutes payment for Consultant’s agreement to consult to the Company and is a nonrefundable, non-apportionable, and non-ratable retainer and is not a prepayment for future services. If the Company decides to terminate this Agreement prior to October 30, 2009, for any reason whatsoever, it is agreed and understood that Consultant will not be requested or demanded by the Company to return any of the Shares paid to it as Commencement Bonus referred to in paragraph 4.1(a) hereunder. Further, if and in the event the Company is acquired during the term of this Agreement, it is agreed and understood Consultant will not be requested or demanded by the Company to return any of the Shares paid to it hereunder. Consultant agrees and understands that if during the term of this Agreement, Consultant performs substantial services for any direct competitor of the Company, then the Shares issued to Consultant hereunder will be forfeited.

4.3 [Intentionally Deleted].

4.4 Company warrants that the Shares issued to Consultant under this Agreement by the Company shall be or have been validly issued, fully paid and non-assessable and that the Company’s board of directors has or shall have duly authorized the issuance and any transfer of them to Consultant.

4.5 Consultant acknowledges that the Shares to be issued pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and accordingly are “restricted securities” within the meaning of Rule 144 of the Act. As such, the Shares may not be resold or transferred unless the Company has received an opinion of counsel and in form reasonably satisfactory to the Company that such resale or transfer is exempt from the registration requirements of that Securities Act. Consultant agrees that during the term of this Agreement, that it will not sell or transfer any of the Shares issued to it hereunder, except to the Company; nor will it pledge or assign such Shares as collateral or as security for the performance of any obligation, or for any other purpose.

4.6 In connection with the acquisition of the Shares, Consultant represents and warrants to Company, to the best of its/his knowledge, as follows:

(a) Consultant has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning an investment in the Shares, and any additional information that the Consultant has requested.

(b) Consultant’s investment in restricted securities is reasonable in relation to the Consultant’s net worth. Consultant has had experience in investments in restricted and publicly traded securities, and Consultant has had experience in investments in speculative securities and other investments that involve the risk of loss of investment. Consultant acknowledges that an investment in the Shares is speculative and involves the risk of loss. Consultant has the requisite knowledge to assess the relative merits and risks of this investment without the necessity of relying upon other advisors, and Consultant can afford the risk of loss of his entire investment in the Shares. Consultant is an accredited investor, as that term is defined in Regulation D promulgated under the Securities Act.

(c) Consultant is acquiring the Shares for the Consultant’s own account for long-term investment and not with a view toward resale or distribution thereof except in accordance with applicable securities laws.

5. [Intentionally Deleted]

6. [Intentionally Deleted]

7. Non-Assignability of Services. Consultant’s services under this contract are offered to the Company only and may not be assigned by the Company to any entity with which the Company merges or which acquires the Company or substantially all of its assets wherein the Company becomes a minority constituent of the combined Company. In the event of such merger or acquisition, all compensation to Consultant herein under the schedules set forth herein shall remain due and payable, and any compensation received by the Consultant may be retained in the entirety by Consultant, all without any reduction or pro-rating and shall be considered and remain fully paid and non-assessable. Notwithstanding the non-assignability of Consultant’s services, the Company shall assure that in the event of any merger, acquisition, or similar change of form of entity, that its successor entity shall agree to complete all obligations to Consultant, including the provision and transfer of all compensation herein, and the preservation of the value thereof consistent with the rights granted to Consultant by the Company herein. Consultant shall not assign its rights or delegate its duties hereunder without the prior written consent of the Company.

8. Expenses. Consultant agrees to pay for all its expenses (phone, labor, etc.), other than extraordinary items (travel and entertainment required by/or specifically requested by the Company, luncheons or dinners to large groups of investment professionals, mass faxing to a sizable percentage of the Company's constituents, investor conference calls, print advertisements in publications, etc.) approved by the Company prior to its incurring an obligation for reimbursement. The Company agrees and understands that Consultant will not be responsible for preparing or mailing due diligence and/or investor packages on the Company, and that the Company will have some means to prepare and mail out investor packages at the Company’s expense.

9. Indemnification. The Company warrants and represents that all oral communications, written documents or materials furnished to Consultant or the public by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate in all material respects and Consultant may rely upon the accuracy thereof without independent investigation. The Company will protect, indemnify and hold harmless Consultant against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from Consultant's communication or dissemination of any said information, documents or materials excluding any such claims or litigation resulting from Consultant's communication or dissemination of information not provided or authorized by the Company.

10. Representations. Consultant represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. Consultant acknowledges that, to the best of its knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant. Consultant acknowledges that, to the best of its knowledge, Consultant and its officers and directors are not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws. Consultant further acknowledges that it is not a security Broker Dealer or a registered investment advisor. Company acknowledges that, to the best of its knowledge, that it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company. Company acknowledges that, to the best of its knowledge, Company is not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws.

11. Legal Representation. Each of Company and Consultant represents that they have consulted with independent legal counsel and/or tax, financial and business advisors, to the extent that they deemed necessary.

12. Status as Independent Contractor. Consultant's engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

13. Attorney's Fee. If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

14. Waiver. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

15. Notices. All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by U.S. mail, postage prepaid, addressed to the other party at the address as set forth herein below:

To the Company:	Capital Growth Systems, Inc. Attention: Patrick C. Shutt, CEO 500 West Madison Street - Suite 2060 Chicago, IL 60661 Facsimile: (312) 673-2422 E-Mail: PShutt@globalcapacity.com

To the Consultant:	Salzwedel Financial Communications, Inc. Attention: Jeffrey L. Salzwedel, President 1800 SW Blankenship Road - Suite 275 West Linn, OR 97068 Facsimile: (503) 722-7311 E-Mail: Jeff@sfcinc.com

It is understood that either party may change the address to which notices for it shall be addressed by providing notice of such change to the other party in the manner set forth in this paragraph.

16. Choice of Law, Jurisdiction and Venue. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Oregon. The parties agree that the state or federal courts located closest to West Linn, Oregon, will be the venue of any dispute and will have jurisdiction over all parties.

17. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the alleged breach thereof, or relating to Consultant's activities or remuneration under this Agreement, shall be settled by binding arbitration in Cook County, Illinois in accordance with the applicable rules of the American Arbitration Association, Commercial Dispute Resolution Procedures, and judgment on the award rendered by the arbitrator(s) shall be binding on the parties and may be entered in any court having jurisdiction.

18. Complete Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

CONSULTANT:
AGREED TO:
Salzwedel Financial Communications, Inc.
COMPANY:

Capital Growth Systems, Inc.	By:
Jeffrey L. Salzwedel
President and its Duly Authorized Agent
By:

Its:

EXHIBIT A

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED BY THE HOLDER HEREOF FOR ITS OWN ACCOUNT FOR INVESTMENT WITH NO INTENTION OF MAKING OR CAUSING TO BE MADE A PUBLIC DISTRIBUTION OF ALL OR ANY PORTION THEREOF. SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

No.	Salzwedel-1	As of November __, 2008
Chicago, Illinois

CAPITAL GROWTH SYSTEMS, INC.
FORM OF CGSI TERM NOTE WARRANT TO PURCHASE

$0.24 PER COMMON SHARE ON

Void after December 31, 2013, Unless Extended

Capital Growth Systems, Inc., a Florida corporation (the “Company”), hereby certifies that, for value received, Salzwedel Financial Communications, Inc. (including any successors and assigns, “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 PM Central time, on December 31, 2013 (the “Expiration Date”), fully paid and nonassessable shares of the Company’s $0.0001 par value Common Stock (the “Warrant Shares”) under the terms set forth herein

1. Number of Warrant Shares; Exercise Price. This Warrant shall evidence the right of the Holder to purchase up to 15,000,000 Warrant Shares (which number of Warrant Shares will remain fixed and is not subject to any adjustment except as provided in Section 5 below) at an initial exercise price per Warrant Share of $0.24 per share (the “Exercise Price”), subject to adjustment as provided in Section 5 below.

2. Definitions. As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a) The term “Common Stock” shall mean the common stock, par value $0.0001 of the Company.

(b) The term “Company” shall mean Capital Growth Systems, Inc., a Florida corporation, and shall include any company which shall succeed to or assume the obligations of the Company hereunder.

(c) The term “Corporate Transaction” shall mean (i) a sale, lease transfer or conveyance of all or substantially all of the assets of the Company; (ii) a consolidation of the Company with, or merger of the Company with or into, another corporation or other business entity in which the stockholders of the Company immediately prior to such consolidation or merger own less than 50% of the voting power of the surviving entity immediately after such consolidation or merger; or (iii) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred, excluding any consolidation or merger effected exclusively to change the domicile of the Company and/or an effective change of the number of issued and outstanding shares of the Company (i.e., reverse or forward split).

3. Exercise Date; Expiration. Subject to the terms hereof, this Warrant may be exercised by the Holder at any time following the “Amendment Date,” or from time to time thereafter before the Expiration Date (the “Exercise Period”). The “Amendment Date” shall be the date following the date of this Warrant that the Company amends its articles of incorporation to authorize the issuance of not less than 600,000,000 shares of common stock.

4. Exercise of Warrant; Partial Exercise. This Warrant may be exercised in full or in part by the Holder by: (i) surrender of this Warrant, together with the Holder’s duly executed form of subscription attached hereto as Exhibit A, to the Company at its principal office, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, of the aggregate exercise price (as determined above) of the number of Warrant Shares to be purchased hereunder (with a replacement warrant to be issued as necessary to reflect the unexercised portion of this Warrant if exercised in part and not in full); or (ii) by way of cashless exercise as provided in Section 6 of this Warrant. The exercise of this Warrant pursuant to this Section 4 shall be deemed to have been effected immediately prior to the close of business on the business day on which this Warrant is surrendered to the Company as provided in this Section 4, and at such time the person in whose name any certificate for Warrant Shares shall be issuable upon such exercise shall be deemed to be the record holder of such Warrant Shares for all purposes. As soon as practicable after the exercise of this Warrant, the Company at its expense will cause to be issued in the name of and delivered to the Holder, or as the Holder may direct, a certificate or certificates for the number of fully paid and nonassessable full shares of Warrant Shares to which the Holder shall be entitled on such exercise, together with cash, in lieu of any fraction of a share, equal to such fraction of the current fair market value of one full Warrant Share as determined in good faith by the board of directors of the Company and as set forth in Section 7, and, if applicable, a new warrant evidencing the balance of the shares remaining subject to the Warrant.

5. Weighted Average Anti-Dilution Price Protection. The purchase price of Warrant Shares (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant shall be subject to adjustment from time to time, as follows:

(a) “New Securities” shall mean any Common Stock or preferred stock of Company issued during the term of this Warrant, whether now authorized or not, and rights, options or warrants to purchase said Common Stock or preferred stock, and securities of any type whatsoever that are, or may become, convertible into said Common Stock or preferred stock (including but not limited to convertible debt or any other instrument exercisable for or convertible into Common Stock); provided, however, that “New Securities” does not include (i) any securities which are deemed to constitute an “Exempt Issuance” as that term is defined in the Securities Purchase Agreement (from October or November 2008) for the issuance of convertible debentures and warrants, the proceeds of which have been used in whole or part for the purchase of limited liability company interests of Vanco Direct USA, LLC.

(b) In the event that Company issues New Securities for a consideration of less than $0.24 per share of Common Stock (on an as converted to Common Stock basis, as adjusted per this Section 5 hereof) (the “Original Purchase Price”), or if the Original Purchase Price shall have been adjusted hereunder, and the Company issues New Securities for a purchase price below the adjusted Purchase Price, then the then-current Purchase Price shall be adjusted downward to a price determined by dividing

(i) the sum of (w) the Purchase Price in effect before the issuance of such New Securities multiplied by the number of shares of the Company’s Common Stock then issued and outstanding plus the number of shares of Company preferred stock then issued as converted into shares of Common Stock (including shares of common stock reserved pursuant to the issued Offering Warrants) immediately prior to the issuance of such New Securities and (x) the consideration, if any, received by or deemed to have been received by the Company on the issue of such New Securities by:

(ii) the sum of (y) the number of shares of the Company’s Common Stock then issued and outstanding plus the number of shares of the Company’s preferred stock then issued as converted into shares of Common Stock (including shares of Common Stock reserved pursuant to the issued Offering Warrants) immediately prior to the issuance of such New Securities and (z) the number of Additional Shares of Common Stock issued or deemed to have been issued in the issuance of such New Securities.

(c) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid.

(d) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Company’s board of directors consistent with its fiduciary duties irrespective of any accounting treatment.

(e) The Company will not by reorganization, transfer of assets, consolidation, merger, dissolution, or otherwise, avoid or seek to avoid observance or performance of any of the terms of this Section 5, but will at all times in good faith assist in the carrying out and performance of all provisions of this Section 5 in order to protect the rights of the Holder against impairment.

6. Adjustments to Number of Warrants and Conversion Price. The number and kind of Warrant Shares or any shares of stock or other securities which may be issuable upon the exercise of this Warrant and the exercise price hereunder shall be subject to adjustment from time to time upon the happening of certain events, as follows:

(a) Splits and Subdivisions. In the event the Company should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock, with the entitlement for the holder thereof to receive directly or indirectly, additional shares of Common Stock, hereinafter referred to as the “Common Stock Equivalents”) without payment of any consideration by such Holder for the additional shares of Common Stock or the Common Stock Equivalents, then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the Exercise Price shall be appropriately decreased and the number of Warrant Shares for which this Warrant is exercisable shall be appropriately increased in proportion to such increase of outstanding shares.

(b) Combination of Shares. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, the Exercise Price shall be appropriately increased and the number of Warrant Shares for which this Warrant is exercisable shall be appropriately decreased in proportion to such decrease in outstanding shares.

(c) Reclassification or Reorganization. If the Warrant Shares issuable upon the exercise of this Warrant shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a split, subdivision or stock dividend provided for in Section 6(a) above or a combination of shares provided for in Section 6(b) above, or a reorganization, merger or consolidation provided for in Section 6(d) below, then and in each such event the Holder shall be entitled to receive upon the exercise of this Warrant the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, to which a holder of the number of Warrant Shares issuable upon the exercise of this Warrant would have received if this Warrant had been exercised immediately prior to such reorganization, reclassification or other change, all subject to further adjustment as provided herein.

(d) Merger or Consolidation. If at any time or from time to time there shall be a capital reclassification or reorganization of the Warrant Shares or a Corporate Transaction (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 6) of the Company, then as a part of such reorganization or Corporate Transaction, adequate provision shall be made so that the Holder shall thereafter be entitled to receive upon the exercise of this Warrant, the number of shares of stock or other securities or property of the Company, resulting from such reorganization, recapitalization or Corporate Transaction to which a holder of the number of Warrant Shares issuable upon the exercise of this Warrant would have received if this Warrant had been exercised immediately prior to such reorganization or Corporate Transaction. In any such case, the Company will make appropriate provision to insure that the provisions of this Section 6(d) hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company shall not effect any such Corporate Transaction unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such Corporate Transaction or the corporation purchasing or acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, at the last address of the Holder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this paragraph 6(d) shall similarly apply to successive reorganizations, reclassifications, or Corporate Transactions. Notwithstanding anything to the contrary contained herein, in the event at least 30 days prior to the closing of the reorganization or Corporate Transaction the Company receives the written consent from holders of “Offering Warrants” (as defined below) outstanding which represent the right to purchase fifty-one percent (51%) of the shares of Common Stock purchasable under the Offering Warrants (the “Offering Warrant Majority”) that all Offering Warrants shall be cancelled effective as of the closing of the reorganization or Corporate Transaction, then provided the Company provides notice to the Holder of this Warrant at least 20 days prior to the closing of such reorganization or Corporate Transaction of such approval, then effective upon the closing of such reorganization or Corporate Transaction, this Warrant shall be cancelled. For purposes hereof, the term “Offering Warrants” shall mean all of the outstanding warrants that were issued to any of the following persons or entities (or their designees) by the Company in November, 2008 in connection with the transactions associated with the proposed purchase of 100% of the limited liability company interests of Vanco Direct USA, LLC: (i) the purchasers of subordinated convertible debentures; (ii) Aequitas Capital Management, Inc.; (iii) Salzwedel Financial Communications, Inc. and (iv) Capstone Investments, Inc.

(e) Notice of Record Dates; Adjustments. The Company shall promptly notify the Holder in writing of each adjustment or readjustment of the Exercise Price hereunder and the number of Warrant Shares issuable upon the exercise of this Warrant. Such Notice shall state the adjustment or readjustment and show in reasonable detail the facts on which that adjustment or readjustment is based, as well as whether this Warrant will be cancelable as specified above.

7. Registration Rights and Cashless Exercise. The Company shall have the obligation to file a piggyback registration statement with respect to the shares underlying this Warrant with respect to any subsequent registration statement filed by the Company, subject to the caveats that: (i) no registration obligation shall exist to the extent that the shares underlying this Warrant if purchased by cashless exercise, would be eligible for resale pursuant to Rule 144 promulgated under the Securities Act of 1933 as amended (or the functional equivalent of such Rule), or (ii) should the investor(s) requiring such registration statement prohibit the registration of the shares underlying this Warrant, then in such event the shares underlying this Warrant shall not be subject to the requirement that they be registered and provided further that should the SEC require as a condition to the declaration of effectiveness of such registration statement that the number of shares registrable in such registration statement be less than the full amount sought for such registration statement, then priority for registration shall be given first to the Investors’ shares subject to the registration statement and next pro rata to the shares represented by this Warrant and any other shares subject to piggyback registration rights with the Company (pro rata if not all of such shares can be registered). Should the Company elect to file a registration statement covering some or all of the shares underlying this Warrant, the Holder of this Warrant as a condition to such registration shall provide such information as is necessary to effect a registration of the shares. In all events, Holder shall have the right to effect a cashless exercise of the shares subject to this Warrant pursuant to the following process.

(a) Upon execution of the cashless exercise of the shares subject to this Warrant (the “Converted Warrant Shares”), the Company shall deliver to the Holder (without payment by the Holder of any exercise price or any cash or other consideration) that number of fully paid and nonassessable Warrant Shares computed using the following formula:

X =	Y (A – B)
A

Where:	X =	the number of shares of Warrant Shares to be delivered to the Holder;
	Y =	the number of Converted Warrant Shares;
	A =	the fair market value of one Warrant Share on the Conversion Date (as defined below); and
	B =	the Exercise Price (as adjusted to the Conversion Date).

(b) No fractional shares shall be issuable upon cashless exercise of the Warrant, and if the number of shares to be issued, determined in accordance with the foregoing formula, is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as defined below).

(i) Method of Exercise. The Holder may execute the cashless exercise by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the Holder thereby intends to execute a cashless exercise and indicating the total number of shares under this Warrant that the Holder is exercising through the cashless exercise. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the “Conversion Date”). Certificates for the shares issuable upon execution of the cashless exercise shall be delivered to the Holder within three business days following the Conversion Date.

(ii) Determination of Fair Market Value. For purposes of this Section 6, fair market value of a Warrant Share on the Conversion Date shall be determined as follows:

(1) If the Common Stock is traded on a stock exchange or the Nasdaq Stock Market (or a similar national quotation system), the fair market value of a Warrant Share shall be deemed to be the average of the closing selling prices of the Common Stock on the stock exchange or system determined by the Board to be the primary market for the Common Stock over the ten (10) trading day period ending on the date prior to the Conversion Date, as such prices are officially quoted in the composite tape of transactions on such exchange or system;

(2) If the Common Stock is traded over-the-counter, the fair market value of a Warrant Share shall be deemed to be the average of the closing bid prices (or, if such information is available, the closing selling prices) of the Common Stock over the ten (10) trading day period ending on the date prior to the Conversion Date, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system; and

(3) If there is no public market for the Common Stock, then the fair market value of a Warrant Share shall be determined by the board of directors of the Company in good faith, and, upon request of the Holder, the Board (or a representative thereof) shall, as promptly as reasonably practicable but in any event not later than 15 days after such request, notify the Holder of the Fair Market Value per share of Common Stock.

Notwithstanding anything to the contrary contained herein, at any time following the date of the issuance of this Warrant, if the Holder hereof would be eligible for the resale of all of the shares of Common Stock purchasable by way of the cashless exercise rights hereunder pursuant to Rule 144, then the piggyback registration rights contained herein shall lapse as of that date.

8. Replacement of Warrant. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver to the Holder, in lieu thereof, a new Warrant of like tenor.

9. No Rights or Liability as a Stockholder. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder as a stockholder of the Company.

10. No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant but will at all times carry out all such terms and take all such action as may be reasonably necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment, subject to any amendment or waiver as permitted pursuant to Section 10(e).

11. Miscellaneous.

(a) Transfer of Warrant. The Holder agrees not to make any disposition of this Warrant, the Warrant Shares or any rights hereunder without the prior written consent of the Company. Any such permitted transfer must be made by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto as Exhibit B to any such permitted transferee. As a condition precedent to such transfer, the transferee shall sign an investment letter in form and substance satisfactory to the Company. Subject to the foregoing, the provisions of this Warrant shall inure to the benefit of and be binding upon any successor to the Company and shall extend to any holder hereof.

(b) Titles and Subtitles. The titles and subtitles used in this Warrant are for convenience only and are not to be considered in construing or interpreting this Warrant.

(c) Notices. Any notice required or permitted to be given to a party pursuant to the provisions of this Warrant shall be in writing and shall be effective and deemed delivered to such party under this Warrant on the earliest of the following: (a) the date of personal delivery; (b) two (2) business days after transmission by facsimile, addressed to the other party at its facsimile number, with confirmation of transmission; (c) four (4) business days after deposit with a return receipt express courier for United States deliveries; or (d) five (5) business days after deposit in the United States mail by registered or certified mail (return receipt requested) for United States deliveries. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to such party at the address set forth on the signature page hereto, or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto. Notices to the Company will be marked “Attention: Chief Financial Officer.”

(d) Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

(e) Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Holder and the Company. Any amendment or waiver effected in accordance with this Section 10(e) shall be binding upon the Holder of this Warrant (and of any securities into which this Warrant is convertible), each future holder of all such securities, and the Company.

(f) Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(g) Governing Law. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Illinois, without giving effect to its conflicts of laws principles.

(h) Counterparts. This Warrant may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first written above.

CAPITAL GROWTH SYSTEMS, INC.

By:
Name:
Title:

HOLDER NAME:	Salzwedel Financial Communications, Inc.

Address:	1800 West Blankenship Road - Suite 275
West Linn, Oregon 97068

EXHIBIT A

FORM OF SUBSCRIPTION OF $0.24 WARRANT

(To be signed only on exercise of Warrant)

To:	CAPITAL GROWTH SYSTEMS, INC.

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase: (i) for cash _____ shares of the Common Stock covered by such Warrant and herewith makes payment of $ _________, representing the full purchase price for such shares at the price per share provided for in such Warrant; or (ii) purchase pursuant to the cashless exercise option contained in the Warrant a total of __________ shares of Common Stock covered by the Warrant, after giving effect to cancellation of _______shares of Common Stock covered by the Warrant due to the cashless exercise provisions of the Warrant.

Please issue a certificate or certificates representing ________ shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.

Dated:
(Signature must conform in all respects to name of the Holder as specified on the face of the Warrant)

(Print Name)

Address:

A-A-1

EXHIBIT B

FORM OF ASSIGNMENT OF $0.50 WARRANT

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:
Name:
(Please Print)

Address:
(Street)

	(City)	(State)	(Zip Code)

Date:

Holder’s Signature:

Holder’s Address:
(Street)

	(City)	(State)	(Zip Code)

NOTE: The signature to this Form of Assignment must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

A-B-1